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Exhibit 21

                                  SUBSIDIARIES OF THE COMPANY

                                                                Jurisdiction of
Name of Subsidiary                                               Incorporation
------------------                                              ---------------

Derby Savings Bank                                              Connecticut


Subsidiaries of Derby Savings Bank
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Derby Financial Services